                            SCHEDULE 14A INFORMATION
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            GULFMARK OFFSHORE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                                                                GULFMARK
                                                                OFFSHORE, INC.
                                                 [GULFMARK LOGO]


                                                 NOTICE OF
                                                 ANNUAL MEETING OF
                                                 STOCKHOLDERS AND
                                                 PROXY STATEMENT





       ANNUAL MEETING

       MAY 14, 1998
       THE ATTACHE ROOM
       THE LUXURY COLLECTION HOTEL
       (FORMERLY THE RITZ-CARLTON)
       1919 BRIAR OAKS LANE
       HOUSTON, TEXAS 77027

                            GULFMARK OFFSHORE, INC.

                          5 POST OAK PARK, SUITE 1170
                           HOUSTON, TEXAS 77027-3414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the "Company") will be held in the Attache Room, The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, May 14, 1998 at 9:30 A.M., Central Daylight Savings Time, for the following purposes:

         1.      To elect a Board of six (6) directors.

         2. To consider approval of the Company's proposed GulfMark Offshore, Inc. 1997 Incentive Equity Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

         You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                                        By Order of the Board of Directors




                                        Frank R. Pierce
                                        Secretary
Date:   April 1, 1998

                            GULFMARK OFFSHORE, INC.

                          5 POST OAK PARK, SUITE 1170
                           HOUSTON, TEXAS 77027-3414



                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1998


         The accompanying proxy is solicited by the Management of GulfMark Offshore, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 14, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

         The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed. If no directions are given on the Proxy with respect to approval of the Company's proposed GulfMark Offshore, Inc. 1997 Incentive Equity Plan, the shares represented by the proxy will be voted FOR approval of such proposal.

         Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

         Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 8, 1998. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

         The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 14, 1998 is the close of business on March 27, 1998 (hereinafter called the "Record Date"). As of the Record Date there were 7,976,237 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

         The following table sets forth certain information with respect to each person who at March 27, 1998, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

          NAME AND ADDRESS OF                                     NO. SHARES BENEFICIALLY OWNED AS      PERCENT OF
           BENEFICIAL OWNER                                               OF MARCH 27, 1998(1)             CLASS
-----------------------------------------------------           ------------------------------------  ---------------
    Lehman Brothers Holdings Inc.
    3 World Financial Center
    New York, New York  10285                                                   2,030,226                  25.45%


    Estabrook Capital Management Inc.
    430 Park Avenue, Suite 1800
    New York, New York  10022                                                   1,229,878   (2)            15.42%

    Mutual Beacon Fund
    c/o Franklin Mutual Advisors, Inc.
    51 John F. Kennedy Parkway
    Short Hills, New Jersey  07078                                                642,074   (3)             8.05%

    Pilgrim Baxter & Associates, Ltd.
    825 Duportail Road
    Wayne, Pennsylvania  19087                                                    465,800   (4)             5.84%

-----------------------

         (1) Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

         (2) Estabrook Capital Management Inc. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.

         (3) Mutual Beacon Fund ("Beacon") is a portfolio of Franklin Mutual Series Fund Inc., a registered investment company for which Franklin Mutual Advisers, Inc. ("FMAI") acts as investment advisor. Pursuant to contracts with Beacon, FMAI has sole investment and voting power over the shares owned by Beacon. FMAI disclaims any economic beneficial interest in these shares.

         (4) Pilgrim Baxter & Associates, Ltd. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth, as of March 27, 1998, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

                                                                    NO. OF SHARES BENEFICIALLY OWNED
                   NAME                                              AS OF FEBRUARY 27, 1998(1)(2)       PERCENT OF CLASS(3)
--------------------------------------------------------          ------------------------------------  ----------------------
    David J. Butters                                                            216,506   (4)                    2.69%
    Norman G. Cohen                                                              97,688   (5)                    1.22%
    Marshall A. Crowe                                                            49,338                            --
    Louis S. Gimbel, 3rd                                                        175,444   (6)                    2.20%
    Robert B. Millard                                                           236,506                          2.94%
    Bruce A. Streeter                                                            66,705                            --
    Frank R. Pierce                                                              58,933                            --
    John E. ("Gene") Leech                                                       39,397                            --
    All directors and officers as a
             group (9 persons)                                                  945,126                         11.36%

-----------------------------

         (1) Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

         (2) The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder's ability to exercise stock options to purchase such shares within 60 days: Mr. Butters - 61,422 shares; Mr. Cohen - 61,422 shares; Mr. Crowe - 49,138 shares; Mr. Millard - 61,422 shares; Mr. Pierce - 3,942 shares; Mr. Streeter - 60,775 shares; Mr. Leech - 38,397 shares; and all directors and officers as a group - 340,627 shares.

         (3) Less than one percent unless otherwise indicated.

         (4) Includes 43,000 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 40,000 shares beneficially owned by Mr. Butters' wife.

         (5) Includes 11,991 shares for which Mr. Cohen shares voting power through a partnership and includes 11,991 shares beneficially owned by Mr. Cohen's wife.

         (6) Includes 15,210 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee.

ELECTION OF DIRECTORS

         Six directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

                NAME                                         AGE                   YEAR FIRST BECAME DIRECTOR
---------------------------------------                --------------          -----------------------------------
      David J. Butters                                      57                                1989

      Norman G. Cohen                                       76                                1972

      Marshall A. Crowe                                     77                                1978

      Louis S. Gimbel, 3rd                                  69                                1970

      Robert B. Millard                                     47                                1989

      Bruce A. Streeter                                     49                                1997

         David J. Butters is Chairman of the Board and is a member of the Executive Compensation and Audit Committees. He is a Managing Director of Lehman Brothers, an investment banking firm and division of Lehman Brothers, Inc., which is a subsidiary of Lehman Brothers Holdings, Inc., where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of EVI, Inc. a director of Anangel-American Shipholdings, Ltd., and a member of the Board of Advisors of Energy International, N.V. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc. ("the Predecessor") from 1989 until May 1, 1997 when the Predecessor was merged into EVI, Inc. (the "Merger").

         Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as President of Norman G. Cohen, Inc., consultants and mortgage lenders, for more than five years and is a director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a retired Vice-President of Amerada Hess Corporation, and former Chairman of the National Parks and Conservation Association. Mr. Cohen has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1972 until the Merger.

         Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada. Mr. Crowe has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1978 until the Merger. Mr. Crowe is a Canadian citizen.

         Louis S. Gimbel, 3rd is a member of the Executive Committee. He is President, Chief Executive Officer and a Director of S. S. Steiner, Inc. Chairman of the Board of Hops Extract Corporation and Co-Manager of Stadelman Fruit LLC. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1970 until the Merger.

         Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., where he has been employed for more than the past five years. Mr. Millard also serves as a Director of EVI, Inc. Mr. Millard served as a director of the Predecessor from 1989 until the Merger.

         Bruce A. Streeter was elected President of the Predecessor's Marine Division in November 1990 and continued in that capacity up to the effective time of the Merger. Prior to November 1990 he was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division. Mr. Streeter has served as President and Chief Operating Officer of the Company since January 1997. Mr. Streeter was elected as director of the Company in April 1997.

COMMITTEES AND MEETINGS OF DIRECTORS

         Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1997, the Board of Directors met four times, the Audit Committee met two times, and the Compensation Committee met twice. During 1997 each director attended 100% of the combined Board of Directors meetings and meetings of committees of the Board on which he served.

         Messrs. Butters, Cohen and Crowe are the current members of the Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and discharge of the Company's independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company's system of internal accounting controls.

         Messrs. Butters, Cohen and Millard are the current members of the Compensation Committee, the principal function of which is to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

         Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

         The Company has no standing Nominating Committee.

DIRECTOR COMPENSATION

         Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he or she attends in person. In addition, a $2,000 retainer is paid to each non-employee director of the Company for each quarter of the year in which such director serves as a director. The Company also has a retainer arrangement with Mr. Butters pursuant to which he receives a retainer of $6,250 per month for serving as Chairman of the Board. Total compensation paid in 1997 to the non-employee directors who have been nominated, including director fees and retainers, was $89,000 for Mr. Butters, $14,500 for Mr. Cohen, $13,000 for Mr. Crowe, $11,500 for Mr. Gimbel and $10,500 for Mr. Millard. In addition, the Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy. Premiums paid during 1997 for such policies were $12,757 for Mr. Cohen, $17,018 for Mr. Crowe and $7,460 for Mr. Gimbel.

         On December 8, 1993, each of the Company's current directors received options to purchase shares of the Predecessor's common stock under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). An additional grant of stock options was made to each director serving on the Predecessor's Board of Directors on March 18, 1996.

         In order to accomplish the separation of the Company's offshore marine services business from operations of the Predecessor, the Predecessor transferred the assets, liabilities and operations of its offshore marine services business to the Company. The separation was then effectuated through the distribution of all of the then outstanding common stock of the Company to the Predecessor's common stockholders (the "Distribution"). The Company assumed the Director Plan on the date of the Distribution. Pursuant to the equitable adjustment provisions of the Director Plan, each outstanding stock option previously granted pursuant to the Director Plan was converted to an option to acquire shares of the Company's Common Stock and was adjusted to preserve the aggregate intrinsic value of each option and the ratio of the exercise price to market value per share. In addition, the number of shares of Common Stock covered by the automatic grant provisions of the Director Plan was doubled to reflect the Distribution. Accordingly, each non-employee director will receive option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such shares of Common Stock on the date of grant, upon his re-election as a director at the Company's annual stockholders' meeting in 1999, 2002 and 2005. As of March 27, 1998, there were 196,552 option shares outstanding under the Director Plan and 300,000 shares available for grant upon the election of a new director or under the automatic grant provisions discussed above.

         In 1988, the Predecessor adopted the 1988 Non-Employee Director Option Policy (the "Director Policy"), under which each non-employee director of the Predecessor was granted options to purchase shares of Common Stock of the Predecessor. Each of the Company's current directors, except Mr. Streeter, has received options under this arrangement. As of the effective time of the Distribution, the Company assumed and adjusted the outstanding stock options issued pursuant to this policy to preserve the aggregate intrinsic value of each option and the ratio of exercise price to market value per share. As of March 27, 1998, there were 110,556 option shares outstanding under the Director Policy. There are no further option shares available for grant under this policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee of the Company is or was an officer or employee of the Company or had any relationship requiring disclosure under applicable rules, except that Mr. Butters had a retainer arrangement with the Company described above pursuant to which Mr. Butters receives $6,250 per month for serving as Chairman of the Board of the Company. In 1997 Mr. Butters received $89,000 in director fees and retainers.

EXECUTIVE OFFICERS AND COMPENSATION

         The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors.

              NAME                                         POSITION                                         AGE
--------------------------------------     --------------------------------------------------------     ------------
       Bruce A. Streeter                     President and Chief Operating Officer                          49

       Frank R. Pierce                       Executive Vice President, Secretary and Treasurer              48

       John E. ("Gene") Leech                Vice President                                                 45

       Kevin D. Mitchell                     Controller and Assistant Secretary                             29

         Bruce A. Streeter was elected President of the Predecessor's Marine Division in November 1990 and continued in that capacity up to the effective time of the Merger. Prior to November 1990 he was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division. Mr. Streeter has served as President and Chief Operating Officer of the Company since January 1997. Mr. Streeter was elected as director of the Company in April 1997.

         Frank R. Pierce was elected Executive Vice President, Secretary and Treasurer of the Predecessor in December 1990, serving in that capacity up to the effective time of the Merger. Mr. Pierce had been employed by the Predecessor since July 1987, serving as its Vice President, Finance until December 1990. Mr. Pierce was elected Executive Vice President, Secretary and Treasurer of the Company in January 1997.

         John E. ("Gene") Leech was elected Vice President of the Company in January 1997. He served as Vice President of the Predecessor's Marine Division from its formation in November 1990 up to the effective time of the Merger. Prior to November 1990, Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.

         Kevin D. Mitchell was elected Controller and Assistant Secretary of the Predecessor in September 1996, serving in that capacity up to the effective time of the Merger. Prior to that, he served as Controller for one year with E- Stamp Corporation, a start-up software company, having previously completed five years with Arthur Andersen LLP. Mr. Mitchell was elected Controller and Assistant Secretary of the Company in January 1997.

         The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997 was as follows:

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                                    LONG-TERM
---------------------------------------------------------------------------------------------- COMPENSATION
                                                                                                   AWARDS
                                                                                                 SECURITIES
                                                                                 OTHER ANNUAL    UNDERLYING    ALL OTHER
  NAME AND PRINCIPAL POSITION            YEAR        SALARY          BONUS      COMPENSATION(1)  OPTIONS(2)  COMPENSATION
--------------------------------        ------      --------       --------    ---------------  ----------- --------------
 Bruce A. Streeter                       1997       $180,000        $100,000      $      --       $ 30,000    $ 2,303(3)
   President and Chief                   1996        175,000          75,000             --         39,310      2,848
   Operating Officer                     1995        140,000          70,000             --             --      2,765

 Frank R. Pierce                         1997       $135,000        $ 20,000      $      --       $ 2,000     $ 2,912(3)
   Executive Vice President,             1996        135,000          25,000             --         9,828       1,755
   Secretary, and Treasurer              1995        130,000          15,000             --            --       1,706

 John E. ("Gene") Leech                  1997       $125,000      $   65,000      $      --       $12,000     $ 2,701(3)
   Vice President                        1996        120,000          50,000             --        19,656       2,623
                                         1995        110,000          45,000             --            --       2,550

-------------------------------

          (1) Other annual compensation excludes perquisites and other benefits because the aggregate amount of such compensation was less than 10% of the combined total for salary and bonus.

          (2) As adjusted to preserve intrinsic value of the options and the ratio of exercise price to market value per share on the date of the distribution.

          (3) Includes matching contributions made by GulfMark pursuant to its 401(k) savings plan of $1,900 for each Messrs. Streeter, Pierce and Leech, and premiums associated with at $500,000 split-dollar life insurance policy of $1,016, and $801 for Messrs. Streeter and Leech, respectively.

          The Company entered into employment agreements with Messrs. Streeter and Leech, effective as of January 1, 1998, pursuant to which Mr. Streeter is entitled to be employed as President of the Company and certain of its subsidiaries and to receive from a subsidiary of the Company an annual salary of not less than $180,000 for each year during the two and one-half-year term of his agreement and Mr. Leech is entitled to be employed as a Vice President of the Company and certain of its subsidiaries and to receive from a subsidiary of the Company an annual salary of not less than $125,000 for each year during the one and one-half-year term of his agreement. In addition to annual salary, Messrs. Streeter and Leech may receive a discretionary bonus. Prior to a change of control of the Company or after twelve months after a change of control of the Company, any termination of Messrs. Streeter's or Leech's employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of his annual salary for the time remaining under the term of his employment agreement and the proportionate share of his annualized bonus for the previous fiscal year for the time remaining under the term of his employment agreement, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination. Upon a change of control of the Company, Mr. Streeter would be entitled to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year. Within twelve months after a change of control of the Company, any termination of Messrs. Streeter's or Leech's employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination, less any amount paid under the agreement upon the change of control. Pursuant to the agreements, the Company is responsible for the payment and performance of the subsidiary's obligations under the agreements.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                     NUMBER OF      % OF TOTAL                                STOCK PRICE APPRECIATION FOR
                                    SECURITIES     OPTIONS/SARS                                       OPTION TERM
                                    UNDERLYING      GRANTED TO    EXERCISE OR                 ----------------------------
                                    OPTIONS/SAR    EMPLOYEES IN      BASE        EXPIRATION
      NAME                          GRANTED (#)     FISCAL YEAR   PRICE($/SH)       DATE          5% ($)        10% ($)
-----------------------           --------------  -------------- ------------- -------------  -------------   ------------
 Bruce A. Streeter                    30,000           60.0%      $     13.75      05/01/07      $ 259,419      $657,419

 Frank R. Pierce                       2,000            4.0%            13.75      05/01/07         17,295        43,828

 John E. ("Gene") Leech               12,000           24.0%            13.75      05/01/07        103,768       262,968

----------------------

  (1) One-third of the options granted became exercisable at each of one year, two years and three years, respectively, from the date of grant.

         The following table represents the total number of options to purchase GulfMark common stock held by the named executive officers of GulfMark at December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                 SECURITIES                 VALUE OF
                                                                 UNDERLYING                UNEXERCISED
                                                                 UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS/SARS AT            OPTIONS/SARS AT
                                   ACQUIRED                    FISCAL YEAR END            FISCAL YEAR END
                                      ON           VALUE         EXERCISABLE/              EXERCISABLE/
     NAME                          EXERCISE       REALIZED     UNEXERCISABLE(1)           UNEXERCISABLE(2)
---------------------           -------------   -----------  ---------------------    ------------------------
Bruce A. Streeter                     --           $  --       37,672 / 56,207         $ 1,097,846 / $1,301,665

Frank R. Pierce                       --              --       47,991 /  8,552           1,475,521 /    219,548

John E. ("Gene") Leech                --              --       31,121 / 25,104             908,409 /    576,262

-------------------------------

         (1) As adjusted to preserve aggregate intrinsic value of the options and the ratio of exercise price to market value per share on the date of the Distribution.

         (2) Value based on the difference between the market value of the common stock on December 31, 1997 and the exercise price. The actual value, if any, of the unexercised option will be dependent upon the market price of Common Stock at the time of exercise.

         The Company also has outstanding options granted to non-employee directors to purchase shares of its Common Stock, which is further described under the caption "Election of Directors-Director Compensation".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of GulfMark Offshore, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 1998 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Policy and Guidelines

         In recent years, the Company has undergone substantial operational changes following a decision by the Board to redeploy the Company's assets in a manner that would build a competitive oilfield equipment and services company. This decision resulted in a need to attract and retain key executive officers and employees who would be instrumental in the success of these new operations. Accordingly, the Company's compensation policy and practices are aimed at achieving this objective. The Company's executive compensation program combines what the Committee considers to be competitive but reasonable base salaries with incentive programs linked to the success of the Company's operations and stock performance. The Committee's decisions regarding compensation take into account individual performance and the relationship of that performance to the progress of the Company in obtaining strategic objectives for the benefit of stockholders.

Compensation Program Components

         The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's executive officers and the principal operating officers of each of its units. The particular elements of the compensation programs for such persons are set forth in more detail below.

         Base Salary - Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

         Annual Performance Compensation- The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations in which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

         Stock Option Program - The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees for working toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Accordingly, the Committee from time to time has granted the Company's executive officers and other key employees options to purchase shares of Common Stock. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility on the overall stockholder value of the Company and to the existing holdings of options by the employee. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment, on two occasions in 1996 and after the successful completion of the spin-off in 1997.

Discussion of 1997 Compensation for the Executive Officers Named in the Tables Above

         The Company does not have a Chief Executive Officer. Mr. Bruce Streeter serves as the President and Chief Operating Officer of the Company. The base salary for Mr. Streeter was increased in 1997 based on individual performance, increased responsibilities and the increasing complexity and size of the Company's operations as well as a review of compensation for executives in similar positions with industry peers. Mr. Streeter's 1997 bonus was determined following a review of the financial results of the Company and specific achievements by Mr. Streeter in managing Company's operations in 1997.

         The base salary for Mr. Pierce, Executive Vice President of Finance, Secretary and Treasurer is primarily based on the Committee's general understanding of ranges of compensation for financial executives of companies similar in size and complexity to the Company. Mr. Pierce's bonus for 1997 was based on the Committee's evaluation of his individual performance in assisting the Company to achieve its corporate and strategic objectives during 1997.

         The base salary for Mr. Leech, Vice President of GulfMark Offshore was increased in 1997 based on individual performance, increased responsibilities and the increasing complexity and size of the Company's operations as well as a review of compensation for executives in similar positions with industry peers. Mr. Leech's 1997 bonus was determined following a review of the financial results of the Company's operations which Mr. Leech has responsibility for and specific achievements by Mr. Leech in meeting the Company's objectives in 1997.

Tax Considerations

         During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, it has not had any impact on the Company.

Summary

         After review of the Company's existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Compensation Committee of the Board of Directors:

                                David J. Butters
                                Norman G. Cohen
                               Robert B. Millard

PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative return on the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes Inc., Dresser Industries Inc., Halliburton Co., McDermott International Inc., Schlumberger Ltd. N.V. and Western Atlas, Inc.) for the last year(A). The graph assumes (i) the reinvestment of dividends, if any, and the (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at December 31, 1996(A).

                     Comparison of Cumulative Total Return

                                                           Year Ended December 31,
                                                           -----------------------
                                                           1996(A)          1997
                                                           -------          ----
 GulfMark Offshore, Inc.                                     100             228
 Dow Jones Equity Market Index                               100             134
 Dow Jones Oilfield Equipment and Services Index             100             152

(A) May 1, 1997, the first day of active trading used in lieu of December 31, 1996 for GulfMark Offshore,

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than- ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16 (a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than-ten percent beneficial owners were complied with except that Mr. Gimbel, a director of the Company, made a late report covering one transaction.

PROPOSAL TO APPROVE THE GULFMARK OFFSHORE, INC. 1997 INCENTIVE EQUITY PLAN

         Purpose. On December 11, 1997, the Board of Directors adopted the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (the "Plan") in the form annexed hereto as Appendix A. The purpose of the Plan is to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentive, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify participant's interests with those of the Company's other shareholders through compensation based on the Company's Common Stock. The closing price of the Company's Common Stock as reported on the Nasdaq National Market System on March 27, 1998 was $26 1/2 per share.

         Permitted Awards; Eligibility. The Plan permits the granting of any or all of the following types of awards ("Awards"): stock options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), and rights to receive shares of the Company's Common Stock (or their cash equivalent) in the future ("Stock Awards"). Options granted under the Plan may be either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 ("Incentive Stock Options") or options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). All employees of the Company or any related company, as well as all individuals to whom a bona fide written offer of employment has been extended by the Company or any related company, are eligible to receive Awards pursuant to the Plan. At the current time, approximately 500 persons are eligible to participate in the Plan.

         Administration. The Plan is to be administered by a committee (the "Committee") selected by the Company's Board of Directors (the "Board"). The Committee shall consists of two or more members of the Board. If the Board has not selected a Committee, the Committee shall consist of the entire Board. The Committee shall have the authority and discretion, subject to the provisions of the Plan, to select the employees who are to receive Awards; to determine the time of receipt, the types of Awards and the number of shares covered by the Awards; to establish the terms, conditions, restrictions and other provisions of such Awards; and to cancel or suspend Awards. The Committee is authorized to interpret the Plan and to establish, amend and rescind rules and regulations as it may deem advisable for administration of the Plan. All determinations made by the Committee in connection with the Plan shall be final and binding.

         Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries pursuant to the Plan is 200,000 shares of Common Stock; provided, however, that the maximum number of shares of Common Stock that may be issued pursuant to Stock Awards
(including restricted stock) shall be 50,000 shares.   The maximum number of
shares that may be covered by Awards granted to any one individual pursuant to Stock Options or SAR's is 100,000 shares during any three consecutive calendar years. The maximum payment that can be made for Awards granted to any one individual pursuant to Stock Awards shall be $500,000 for any single or combined performance goals established for any annual performance period. If a Stock Award is, at the time of grant, denominated in shares, the value of the shares for purposes of determining this maximum individual payment amount will be the fair market value of the Company's Common Stock on the first day of the applicable performance period.

         To the extent any shares of Common Stock covered by an Award are not delivered because the Award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available pursuant to the Plan. In the event of a corporate transaction affecting the capitalization of the Company, the Committee may adjust (i) the number and kind of shares which may be delivered under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) such other items the Committee determines to be equitable.

         Exercise Price. The exercise price of each Option and SAR granted pursuant to the Plan shall be established by the Committee at the time of grant, but the exercise price shall be not less than the fair market value of a share of the Company's Common Stock as of the date on which the Option or SAR is granted. For purposes of the Plan, the "fair market value" of the Company's Common Stock shall be (i) if the Company's Common Stock is listed on any stock exchange, the mean between the lowest and highest reported sale price of the Company's Common Stock on the date in question, or (ii) if the Company's Common Stock is not listed on a stock exchange, the mean between the lowest reported bid price and highest reported asked price of the Common Stock on the date in question in the over-the-counter market.

         Terms and Conditions. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No Option may be exercised prior to the date on which the participant completes one continuous year of employment with the Company or a related company after the date of grant, unless the Committee permits otherwise following a change of control or the death or disability of the participant. If the right to become vested in a Stock Award is conditioned on the completion of a specified period of service with the Company or any related company, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than one year; provided, however, that the Committee may permit accelerated vesting following a change of control or the death or disability of the participant.

         Option Expiration. Options shall expire on the date established by the Committee at the time of grant, but the expiration date shall be no later than the earliest to occur of (i) the ten-year anniversary of the date on which the Option was granted, (ii) one year following the termination of employment of a participant due to death or disability; (iii) three years following the termination of employment of a participant due to qualifying retirement; or
(iv) ninety days following the termination of employment of a participant for any other reason.

         Transferability. The Committee may authorize all or a portion of any Award (other than Incentive Stock Options) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Except as set forth in the Plan and in the applicable agreement, no Awards shall be transferred, assigned, sold, pledged, mortgaged or encumbered by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualifying domestic relations order.

         Termination; Amendment. The Board may, at any time, amend or terminate the Plan, provided that (subject to certain adjustments to shares in the event of corporate transactions affecting the capitalization of the Company), no amendment or termination may (i) in the absence of written consent to the change by the affected participant, adversely affect the rights of any participant under any Award theretofore granted, or (ii) without the approval of the Company's stockholders, increase the total number of shares reserved for purposes of the Plan.

         Effective Date; Duration. Subject to the approval of the stockholders of the Company at the Annual Meeting, the Plan shall be effective as of the date of its adoption by the Board. The Plan shall be unlimited in duration; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan was adopted by the Board. In the event of Plan termination, the Plan shall remain in effect as long as any Awards under the Plan remain outstanding.

         Federal Income Tax Consequences. The following is a description of the Federal income tax consequences of certain transactions that may occur under the Plan. This summary is not intended to be exhaustive. It does not attempt to describe the Federal income tax consequences of each possible transaction under the Plan, nor does it describe any state, local or foreign tax consequences of any transactions under the Plan. Since the application of the general tax consequences described herein may vary depending on individual circumstances, each participant is urged to consult his or her own tax advisor regarding the Federal, state, local or foreign tax consequences of transactions under the Plan.

         Incentive Stock Options. Generally, Incentive Stock Options will not result in any taxable income to the optionee (and, therefore, the Company will not be entitled to any deduction) either upon the grant thereof or upon the timely exercise thereof. However, the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the option exercise price will be included in the optionee's alternative minimum taxable income. Upon a subsequent sale or disposition of shares of Common Stock obtained upon the exercise of an Incentive Stock Option, the optionee must recognize a taxable gain to the extent of the difference between the amount realized on the sale and the exercise price. If applicable holding period requirements are met (i.e., if the date of sale or disposition of such shares is at least two years after the date of the grant of the option and at least one year after the exercise of the option), the optionee will be entitled to long-term capital gain treatment upon the sale or disposition of the shares on the excess, if any, of the amount received from the sale over the optionee's basis in the option stock.

         The Company generally will not be allowed a deduction with respect to the granting of an Incentive Stock Option pursuant to the Plan. However, if an optionee fails to meet the holding period requirements, any gain realized by the optionee upon sale or disposition of the shares transferred to him upon exercise of any Option will be treated as ordinary income (rather than capital gain) in the year of such sale or disposition to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over the exercise price. Additionally, the amount of ordinary income realized will be added to the optionee's basis in the option stock, and the Company will be allowed a corresponding deduction.

         Non-Qualified Stock Options. The grant of Non-Qualified Stock Options will not result in any taxable income to the recipient or a deduction for the Company. However, the recipient will realize ordinary income at the time the Option is exercised and the exercise price is paid in cash. In general, the ordinary income realized at exercise will be the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price.
The Company will be entitled to a corresponding deduction if the tests for compensation are satisfied and the Company withholds the appropriate amount of taxes. The subsequent sale of shares received through the exercise of Non-Qualified Stock Options will be subject to capital gains treatment on the difference between the sale price and the basis of the stock (generally the fair market value of the stock at the time of exercise).

         Approval of the Plan will require the affirmative vote of the holders of majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as shares entitled to vote for approval of the Plan, but will have the same effect as a vote against the proposal. The Board recommends a vote FOR approval of the proposed Plan, and all proxies will be so voted unless a contrary specification is made thereon.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP, independent public accountants, served as the Company's auditors for the fiscal year ended December 31, 1997. Arthur Andersen LLP has served as the Company's auditors since 1961 except for the year ended December 31, 1983. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if he or she so desires and be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS

         The Company currently anticipates that its 1998 Annual Meeting will be held May 14, 1999. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company not later than December 16, 1998. Such proposal should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement.

OTHER BUSINESS

         The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.


                                        By Order of the Board of Directors




                                        Frank R. Pierce
                                        Secretary

Houston, Texas
Date:  April 1, 1998

                                                                      APPENDIX A

                            GULFMARK OFFSHORE, INC.
                           1997 INCENTIVE EQUITY PLAN

                                   ARTICLE 1

                                    GENERAL

         1.1. Purpose. The 1997 Incentive Equity Plan (the "Plan") has been established by GulfMark Offshore, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternative to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company.)

         1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 7 of the Plan).

                                   ARTICLE 2

                                OPTIONS AND SARS

         2.1.    Options and SARs Definitions.

         (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under Article 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non- Qualified Stock Options, to the extent required by Section 422 of the Code.

         (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.6), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

         2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under Article 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the date on which the Option or SAR is granted.

         2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company, after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability or a change in control of the Company); or (ii) after the Expiration Date applicable to that Option.

         2.4 Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

         (a) the ten-year anniversary of the date on which the Option is granted;

         (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

         (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

         (d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the 90-day anniversary of such Date of Termination.

         Notwithstanding the foregoing provisions of this Section 2.4, if the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, provided that it is not later than the first anniversary of the date of death.

         2.5. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under Article 2 shall be subject to the following:

         (a) Subject to the following provisions of this Section 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.5(c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

         (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.6. Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                   ARTICLE 3

                               OTHER STOCK AWARDS

         3.1. Stock Award Definition. A "Stock Award" is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

         3.2. Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Measures. The "Performance Measures" that may be used by the Committee for such Awards shall be measured by a single goal criterion or multiple goal criteria with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. If the right to become vested in a Stock Award granted under Article 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of Performance Measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death or Disability or a change in control of the Company).


                                   ARTICLE 4

                          OPERATION AND ADMINISTRATION

         4.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1998 annual meeting of its shareholders, the Plan shall be effective as of December 11, 1997 (the "Effective Date"); provided, however, that, to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         4.2.    Shares Subject to Plan.

         (a)     (i)      Subject to the following provisions of this Section
                          4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 200,000 shares of Stock.

                 (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

                 (iii) If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

                 (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

         (b) Subject to Section 4.2(c), the following additional maximums are imposed under the Plan.

                 (i) The maximum number of shares of Stock that may be issued upon exercise of Options intended to be Incentive Stock Options shall be 200,000 shares.

                 (ii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to
                          Article 3 (relating to Stock Awards) shall be 50,000 shares.

                 (iii) The maximum number of shares that may be covered by Awards under this Plan granted to any one individual pursuant to Article 2 (relating to Options and SARs) shall be 100,000 shares during any three consecutive calendar years.

                 (iv) The maximum payment that can be made for awards granted to any one individual pursuant to Article 3 (relating to Stock Awards) shall be $500,000 for any single or combined performance goals established for any annual performance period. If an Award granted under Article 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

         (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of:
                 (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

         4.3. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability for failure to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         4.4. Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever, under the Plan, payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

         4.5. Payment Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company.

         4.6. Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         4.7. Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

         4.8. Proceeds. All cash proceeds from the purchase of Stock under this Plan shall constitute part of the unrestricted general funds of the Company, and may be used for such corporate purposes as the Company, in its sole and exclusive discretion, may determine from time to time.

         4.9. Transferability. The Committee may, in its discretion, authorize all or a portion of any Award (other than Incentive Stock Options) to be granted on terms which permit transfer by the Participant to (i) the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, or (iii) a partnership or limited liability company in which the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company), (y) the agreement pursuant to which such Awards are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 4.9, and
(z) subsequent transfers of transferred Awards shall be prohibited except those made in accordance with this Section 4.9 or by will or by the laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder). Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to expiration or termination set forth in Section 2.4 shall continue to apply with respect to the original Participant, in which event the Awards shall be exercisable by the transferee only to the extent and for the periods specified herein. The original Participant will remain subject to withholding taxes upon exercise of any such Awards by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early expiration or termination of an Award on account of termination of the original option pursuant to Section 2.4.

         Except as set forth above and in the applicable agreement, no Awards shall be voluntarily or involuntarily transferred, assigned, sold, pledged, mortgaged or encumbered by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder), and all Awards shall be exercisable, during the Participant's lifetime, only by the Participant. At the request of a Participant, Stock purchased upon exercise of an Option may be issued or transferred into the name of the Participant and another person jointly with rights of survivorship. All Awards issued under this Plan, and all rights under this Plan, shall not be subject to involuntary seizure, or other process by any creditor of any holder of any such Awards, and the Company shall not honor or recognize any such involuntary seizure or other such process. Except as set forth above, any attempted transfer, assignment, sale, pledge, mortgage or encumbrance ("Assignment") or any attempted involuntary seizure or other process shall be null, void and without any effect whatsoever. Should it be determined, by a court of law or otherwise, that any such Assignment or involuntary seizure or other process is effective, then all Awards for which such is effective shall terminate and be forfeited as of the moment of such involuntary seizure or other process, and shall thereafter be null, void and without any effect whatsoever.

         4.10. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         4.11. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         4.12.   Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         4.13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         4.14. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company. No failure on the part of the Company or the Board to exercise, and no delay on the part of the Company or the Board in exercising any right or power established hereunder shall operate as a waiver of such right or power.

         4.15. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         4.16 Headings. The various headings and captions in this Plan are for convenience only and shall not affect the meaning, construction or interpretation of this Plan.


                                   ARTICLE 5

                                   COMMITTEE

         5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with Article 5.

         5.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. If the Board has not selected a Committee, the Committee shall consist of the entire Board of Directors.

         5.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

         (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

         (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting.
                 The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         5.4. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         5.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.


                                   ARTICLE 6

                           AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that, subject to Section 4.2(c) (relating to certain adjustments to shares), no amendment or termination may (i) in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or (ii) without the approval of the Company's stockholders, increase (except as provided expressly in this Plan) the total number of shares reserved for purposes of the Plan.


                                   ARTICLE 7

                        DEFINED TERMS AND MISCELLANEOUS

         7.1 For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

         (b) Board. The term "Board" shall mean the Board of Directors of the Company.

         (c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (d) Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the date of Participant's Agreement, on which the Participant's employment with the Company and all Related Companies terminates for any reason (Retirement, death, Disability resignation or discharge); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale, spin-off or other transaction, the Participant's employer ceases to be the Company or a Related Company, the occurrence of such transaction shall be treated as the Participant's Date of Termination for reasons other than Retirement, death or Disability.

         (e) Disability. The term "Disability" means the permanent and total disability of the Participant as determined by the Committee.

         (f) Eligible Employee. The term "Eligible Employee" shall mean any employee of the Company or a Related Company or an individual to whom a bona fide written offer of employment from the Company or a Related Company has been extended.

         (g) Fair Market Value. The "Fair Market Value" of a share of Stock shall be determined as follows:

                 (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

                 (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

                 (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over- the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

         (h) Related Company. The term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least fifty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company, by an entity that is a successor to the Company, or by an entity that is a Related Company by reason of clause (i) next above.

         (i) Retirement. The "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination after completing at least five years of service and attaining age 65.

         (j) Stock. The term "Stock" shall mean shares of common stock of the Company.

                            GULFMARK OFFSHORE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of GulfMark Offshore, Inc. ("GulfMark") hereby appoints David J. Butters and Robert B. Millard, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held on May 14, 1998, at 9:30 a.m., Houston time, at The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 1, 1998:



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            GULFMARK OFFSHORE, INC.

                                  MAY 14, 1998





         PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE

(1) Election of Directors

    David J. Butters         Louis S. Gimbel 3rd                     FOR                                 Withhold from
    Norman G. Cohen          Robert B. Millard                       (except as listed below)            all nominees
    Marshall A. Crowe        Bruce A. Streeter                       [ ]                                 [ ]

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------                                                    For    Against   Abstain

(2) Proposal to approve and adopt the GulfMark Offshore, Inc. 1997 Incentive Equity Plan.      [ ]      [ ]       [ ]

                                                                    (3) To consider and take action upon any other matter
                                                                    which may properly come before the meeting or any
                                                                    adjournment or postponement thereof.

                                                                    This proxy, when properly executed, will be voted in the
                                                                    manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted "for" Proposal
                                                                    1 and 2. Receipt of the Proxy Statement dated April 1,
                                                                    1998 is hereby acknowledged.

Signature of Stockholder(s)                                                         Dated:            1998
                           ---------------------------------------------------------      ------------

Note: Please sign exactly your name exactly as it appears hereon.  Joint owners must each sign.  When signing as attorney, executor, administrator, trustee or guardian please give your full title as it appears thereon.